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                                                                    EXHIBIT 10.2

September 24, 2002


                 THIS IS A LEGAL AGREEMENT, RELEASE AND COVENANT
                   NOT TO SUE. READ CAREFULLY BEFORE SIGNING.

As you know, we are implementing certain cost reduction activities which, unfortunately, include staff reductions and the termination of your employment. Although we have no obligation to do so, we have decided to offer to you certain employee severance benefits which are described in this letter agreement.

1. In consideration of the terms and provisions set forth herein, it is mutually agreed that your employment with PFSweb, Inc. and its subsidiaries (collectively, "the Company") shall be terminated, effective as of September 24, 2002 (the "Termination Date"). Effective on the Termination Date, you shall not be required to perform any further services on behalf of the Company as an employee and no further compensation shall be paid to you or on your behalf, except as set forth in this Agreement.

2. On or following the Termination Date, and within the time periods required by law, the Company shall pay you any outstanding wages you accrued up to the Termination Date, less all applicable statutory or required withholding.

3. In consideration for signing this Agreement, the Company will continue to pay to your current salary (the "Severance Payment") for a period of six months from the Termination Date (the "Payment Period"). The Severance Payment shall be reduced by (i) the amount of any loans, advances or other amounts due or owing by you to the Company, (ii) the amount of all wages, bonus and other cash compensation or remuneration received by you for full-time services rendered to an employer or other person or entity during the Payment Period and (iii) and shall be net of any and all required withholding and taxes. The Severance Payment shall be payable in periodic installments during the Payment Period in accordance with the Company's payroll schedule. During the Payment Period, you shall also continue to be entitled to participate in all employee benefits provided to you prior to the Termination Date, upon the same terms and conditions as in effect prior to the Termination Date (including employee contributions), subject, however, to any changes or modifications (whether additions or reductions) to such benefits as the Company shall establish during such Payment Period and which apply to all employees generally. The foregoing continuation of benefits does not include stock options which shall terminate as of the Termination Date.

4. You shall be entitled to continue your group health and medical benefits after the end of the Payment Period pursuant to the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"). The Company shall provide you with a separate notice of your rights to COBRA benefits.

5. By signing this Agreement, and in consideration of the payment of the Severance Payment and the other terms set forth herein, you hereby release and forever discharge the Company and its present and former officers, owners, directors, stockholders, employees, representatives, attorneys, agents and its divisions, affiliates, subsidiaries, predecessors, transferees, successors and assigns (hereinafter "Released Parties") from any and all liability, actions, causes of action, proceedings, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, and demands of whatever nature, in law or in equity, direct or indirect, known or unknown, matured or not matured that you and/or your heirs, executors, administrators, successors or assigns ever had, now have or may have in the future to the effective date of this Agreement against the Released Parties or any of them, including, but not limited to, any claim, charge or cause of action for breach of contract, tort or harassment or discrimination under any federal, state or local law, rule, regulation or executive order, such as the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection, the Rehabilitation Act of 1973, the Americans with


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Disabilities Act, the Family and Medical Leave Act, the Employee Income
Retirement Security Act of 1974, and Title VII of the Civil Rights Act of 1964, as amended. You further represent that as of the date of your execution of this Agreement, there are no complaints, charges or other matters filed by you or pending before any federal, state or local court or agency against the Released Parties, and that in the future, you will not file or cause to be filed any court actions against the Released Parties or any of them arising out of events occurring prior to your execution of this Agreement. Nothing contained in this "Release" shall restrict your right to file a charge or participate in an investigation, hearing or proceeding before the Equal Employment Opportunity Commission, except that you agree that you will not accept any further recovery, award and/or damages from the Company as a result of any such investigation. You also hereby waive and releases in perpetuity any and all other employment rights or claims that you may have against the Company.

6. You acknowledge that, during the course of your employment, you have had access to and/or the Company has disclosed to you information relating to the nature and operation of the Company's business, the Company's manner of operation, its financial condition, its business operations, it business and marketing plans and pricing methods (hereinafter "Confidential Information"). You agree that, at all times, you will retain in confidence such Confidential Information and that you will not, either directly or indirectly, use, misappropriate, reveal, disclose, publish, communicate or divulge any such Confidential Information to any other person or entity for any purpose whatsoever. You expressly agree that you shall keep secret and confidential all such Confidential Information, except as authorized by the Company in writing.

7. You agree to return to the Company, all Company property in your possession including, but not limited to all keys, laptop computers, cellular telephones, beepers, credit cards and calling cards.

8. You hereby agree that you will not make any disparaging comments, negative statements or do anything that derogates the Company, or its services, reputation, officers, employees, financial status, or operations or that damages the Company in any business relationship. You further agree not to make any such disparaging comments on any electronic bulletin board.

9. You hereby acknowledge that the only consideration for signing this Agreement is as set forth herein; that such consideration is in addition to any consideration to which you are already entitled as a result of your employment with the Company; that you have been advised, or have had sufficient opportunity to consult advisors, legal and otherwise, of your own choosing; and that you have signed this Agreement voluntarily and with a full understanding of its terms and conditions, which, once effective, may not be amended, supplemented, canceled or discharged except by a writing signed by you and the Company.

10. This Agreement shall not constitute nor be construed as an admission by either party of any misconduct or violation of any federal, state or local law, rule or regulation, or any contractual obligation or Company procedure. Accordingly, this Agreement shall not be admissible in any proceeding except one to enforce the terms of this Agreement.

11. This Agreement constitutes the complete understanding between you and the Company and fully supersedes any prior understandings or agreements, whether written or oral, between you and the Company regarding the subject matter hereof.

12. If any provision of this Agreement is subsequently declared by any court or agency of competent jurisdiction to be illegal, void or unenforceable, as written, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

13. You acknowledge that if you are over 40 years old: (i) you have 21 calendar days from the date hereof to consider signing this Agreement, (ii) if you choose not to sign and return this Agreement within the applicable time period, the Company has no obligation to pay the Severance Payment, (iii) it is understood and agreed that this Agreement shall not be effective for a period of seven days following your signing it and you may revoke this Agreement for any reason during such seven day period and (iv) it is further understood that the Severance Payment will not be paid by the Company (1) until the expiration of this seven day revocation period or (2) if you choose to revoke this Agreement.


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         Please confirm that this letter accurately sets forth our agreement by signing the signature page below.


                      SEVERANCE AND RELEASE SIGNATURE PAGE


I acknowledge that I have carefully read this Agreement and understand all of its terms including the full and final Release of Claims set forth in paragraph 5, above. I further acknowledge that I have voluntarily entered into this Agreement, that I have not relied upon any representation or statement, written or oral, not set forth in this Agreement, and that I have had this Agreement reviewed by my attorney, or have been given the opportunity by the Company to do so.



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                                                Employee signature


                                                ------------------------------
                                                Print name


                                                ------------------------------
                                                Date


                                                PFSweb, Inc.


                                                By:
                                                    --------------------------
                                                    Name:
                                                    Title:


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